Exhibit 21



                                          SUBSIDIARIES OF THE REGISTRANT


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                                                                                                     Jurisdiction of
                                                                                Percent              Incorporation
                                                                                  of                       or
            Parent                               Subsidiary                     Ownership            Organization
-----------------------------------------------------------------------------------------------------------------------------------

First SecurityFed Financial, Inc.           First Security Federal                  100%               Federal
                                              Savings Bank

First Security Federal Savings              Western Security Corporation            100%               Illinois
Bank


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